EXHIBIT 10.1

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization is entered into effective this 20th day of August, 2001 (the "Agreement"), by and among Umpqua Holdings Corporation ("Umpqua"), Umpqua Bank ("Umpqua Bank") and Linn-Benton Bank ("L-B Bank").

RECITALS:

A. Umpqua is an Oregon corporation, and registered financial holding company, with its executive offices at 200 Market Street, Suite 1900, Portland, Oregon.

B. Umpqua Bank is an Oregon state chartered bank with its principal office at 445 SE Main Street, Roseburg, Oregon.

C. L-B Bank is an Oregon state chartered bank with its principal office at 333 SW Ellsworth Street, Albany, Oregon.

D. The parties hereto desire to enter into a strategic business combination pursuant to the terms of this Agreement.

E. The parties intend that the transactions contemplated hereby shall qualify as a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

F. Umpqua and Umpqua Bank are parties to an Agreement and Plan of Reorganization with Independent Financial Network, Inc. dated as of the 22nd day of June ("IFN Transaction").

AGREEMENT

In consideration of the mutual covenants herein contained, the parties hereby enter into this Agreement and agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the definitions given:

    "Alternative Acquisition Transaction" means any event or series of events pursuant to which a party or its board of directors enters into an agreement or recommends to its shareholders any agreement (other than this Agreement) pursuant to which any Person would (i) merge or consolidate with such party, with the result that the shareholders of such Person hold more than 50% of the stock of the surviving entity, (ii) acquire 50% or more of the assets or liabilities of such party or any of its subsidiaries, or (iii) purchase or otherwise acquire (including by merger, consolidation, share exchange or any similar transaction) stock or other securities representing or convertible into 50% or more of the stock of such party or any one or more of its subsidiaries.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Daily Sales Price" means for any trading day, subject to the following sentence, the last reported trade price as such prices are reported on the Nasdaq National Market System or in the absence thereof by such other source upon which Umpqua and L-B Bank shall mutually agree. If there are no reported trades on any trading day, such day shall be deemed to be a non-trading day.

    "Effective Date" is the date on which the Articles of Merger for the Merger are filed with the Oregon Director.

    "Effective Time" is the time set forth in the Plan of Merger at which the Merger is effective.

    "Employee Benefit Plan" means an employee benefit plan as defined by Section 3 of ERISA.

    "ERISA" means the Employee Retirement Income Security Act of 1984, as amended.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and, to the extent the context requires, the rules promulgated thereunder.

    "Exchange Agent" means Umpqua Bank or such other company designated by Umpqua to perform the duties of Exchange Agent in this Agreement.

    "FDIC" means the Federal Deposit Insurance Corporation.

    "FHA" means the Federal Housing Administration.

    "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "FNMA" means the Federal National Mortgage Association.

    "FRB" means Federal Reserve Board.

    "GNMA" means the Government National Mortgage Association.

    "Indemnified Parties" means each present and former director and officer of L-B Bank, determined as of the Effective Date.

    "L-B Bank" means Linn-Benton Bank, an Oregon state chartered bank.

    "L-B Bank Common Stock" means the shares of common stock, $5.00 par value, of L-B Bank.

    "L-B Bank Reports" means the reports, applications, statements, filings, and other information required of a state bank to be filed by L-B Bank with the FDIC or the Oregon Director, including, without limitation, the "Call Reports of Conditions and Income" filed with the FDIC, and all future reports so filed.

    "Merger" means the merger of L-B Bank with and into Umpqua Bank in accordance with the Plan of Merger.

    "Oregon Director" means the Director of the Oregon Department of Consumer and Business Services acting by and through the Administration of the Division of Finance and Corporate Securities.

    "Oregon Bank Act" means Chapter 706 through 716 of the Oregon Revised Statutes.

    "Person" means any natural person or any other entity, person, or group. For purposes of this definition, the meaning of the term "group" shall be determined in accordance with Section 13(d)(3) of the Exchange Act.

    "PBGC" means the Pension Benefit Guaranty Corporation.

    "Plan of Merger" means the Plan of Merger to be executed by Umpqua Bank and L-B Bank and delivered to the Oregon Director for filing substantially in the form attached hereto as Exhibit A.

    "SBA" means the Small Business Administration of the Department of Commerce.

    "SEC" means the Securities and Exchange Commission.

    "Securities Act" means the Securities Act of 1933, as amended, and to the extent the context requires, the rules promulgated thereunder.

    "Subsidiary" means, with respect to a party to this Agreement, any entity in which such party owns, directly or indirectly, more than 50% of the voting securities, other than in such party's capacity as a fiduciary or a secured party.

    "Treasury Regulations" means the treasury regulations promulgated by the Secretary of the Treasury, or his delegates, under the Code.

    "Umpqua" means Umpqua Holdings Corporation, an Oregon corporation, and includes, unless the context otherwise suggests, each of its Subsidiaries.

    "Umpqua Common Stock" means shares of common stock, no par value, of Umpqua.

    "Umpqua Public Reports" means the reports and other information required to be filed by Umpqua with the SEC pursuant to the Exchange Act, together with the reports to shareholders required to be delivered by Umpqua to its shareholders pursuant to Exchange Act Rule 14a-3.

    "VA" means the Veterans Administration.

    "Weighted Average Sales Price" means the weighted average (based upon the reported number of shares traded and rounded to the nearest penny) of each Daily Sales Price of Umpqua Common Stock for the twenty consecutive trading days ending on and including the tenth calendar day preceding the projected Effective Date (or, if that calendar day is not a trading day, the most closely preceding day that is a trading day).

  Merger

    Transactions Pursuant to the Plan of Merger. Upon performance of all of the covenants of the parties hereto and fulfillment or waiver (to the extent waiver is permitted by law) of all of the conditions contained herein, and promptly following the Effective Time:

      L-B Bank will be merged with and into Umpqua Bank in accordance with the provisions of the Oregon Bank Act. The Plan of Merger, the form of which is attached hereto as Exhibit A, shall be filed with the Oregon Director for purposes of obtaining a Certificate of Merger.

      As of the date set forth in the Certificate of Merger, L-B Bank will merge with Umpqua Bank, with Umpqua Bank being the resulting bank and having its head office in Roseburg, Oregon.

      The Articles of Incorporation, Bylaws and banking charter of Umpqua Bank in effect immediately prior to the date set forth on the Certificate of Merger shall be the Articles of Incorporation, Bylaws and banking charter of the resulting bank.

      Each share of Umpqua Common Stock outstanding immediately prior to the Merger, all of which are held by Umpqua, shall remain outstanding.

      Each share of L-B Bank Common Stock outstanding immediately prior to the Effective Date shall, at the election of each L-B Bank shareholder (subject to the limitations set forth herein), be converted into the right to receive $12.75 in cash or shares of Umpqua Common Stock without par value equal to $12.75 divided by the Umpqua Stock Exchange Value (the "Merger Consideration"). The holder of each share can elect to receive all stock, all cash or a combination of stock and cash. The Umpqua Stock Exchange Value shall be equal to:

      (i) $13.50 per share unless the Weighted Average Sales Price is below $11.50 or above $15.50 per share.

      (ii) In the event the Weighted Average Sales Price of the Umpqua Common Stock is below $11.50 per share, the Umpqua Stock Exchange Value shall be determined by multiplying $13.50 by a fraction the numerator of which is the Weighted Average Sales Price and the denominator of which is $11.50 unless Umpqua notifies L-B Bank at least five (5) days prior to the Effective Date of its election to fix the Umpqua Stock Exchange Value at $13.50 per share.

      (iii) In the event the Weighted Average Sales Price of the Umpqua Common Stock is above $15.50 per share and Umpqua shall not have announced an Alternative Acquisition Proposal prior to the Effective Date, the Umpqua Exchange Value shall be determined by multiplying $13.50 by a fraction the numerator of which is the Weighted Average Sales Price and the denominator of which is $15.50.

      No Perfected Dissenting Shares (as defined in the Plan of Merger) will be converted pursuant to Section 2.1.5, but such Perfected Dissenting Shares will be subject to the provisions of Section 8 of the Plan of Merger.

      No factional shares of Umpqua Common Stock shall be issued in the Merger. In lieu thereof, each holder of L-B Bank Common Stock who would otherwise be entitled to receive fractional shares of Umpqua Common Stock shall receive an amount in cash equal to the Umpqua Stock Exchange Value multiplied by the fraction of the share of Umpqua Common Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights, in respect of any fraction.

      On the Effective Date, all existing stock option plans of L-B Bank shall terminate, no options thereunder shall be granted, and each outstanding option to acquire L-B Bank Common Stock (each a "L-B Bank Option") shall automatically vest and be converted and exchanged into an option (a "Converted Option") issued under Umpqua's 2000 Stock Option Plan to purchase shares of Umpqua Common Stock, and each shall continue on the same terms upon which they were originally granted by L-B Bank; provided that (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of (a) the number of shares of L-B Bank Common Stock issuable upon exercise of the L-B Bank Option, and (b) the result of dividing $12.75 by the Umpqua Stock Exchange Value; and (ii) the exercise price of such Converted Option shall be equal to the result of (a) the exercise price of the L-B Bank Option, divided by (b) the result of dividing $12.75 by the Umpqua Stock Exchange Value; provided, however, that all other terms and conditions of such outstanding options, including vesting schedules, if any, and aggregate exercise price, shall not be affected by the Merger except as may be set forth in such option agreements. With respect to any L-B Bank Option that is an incentive stock option within the meaning of Section 422 of the Code, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code.

    Election Procedure. Subject to the terms of this Agreement, each record holder of shares of L-B Bank Common Stock as of the record date set for shareholders entitle to vote at the L-B Bank's shareholder meeting date held to approve the Merger, will have the right to specify such holder's election to have his or her shares of L-B Bank Common Stock converted into (i) shares of Umpqua Common Stock, (ii) cash, or (iii) a combination of shares of Umpqua Common Stock and cash, or to specify that such holder has no election, in accordance with the following procedures:

      At least 18 business days prior to the anticipated Effective Date, a form of letter of transmittal and election statement providing for such a specification of election and for the tender to the Exchange Agent of the related share certificates (an "Election Statement") will be mailed to the holders of record of L-B Bank Common Stock. L-B Bank will also provide forms of the Election Statement to all persons who become holders of record of L-B Bank Common Stock during the period between such record date and the Election Deadline (as defined below) and will make such forms available at its executive offices and such other places as L-B Bank and Umpqua deem appropriate.

      Any record holder of L-B Bank Common Stock may specify his or her preference, in an Election Statement meeting the requirements of this Section 2.2, that, as to all shares of L-B Bank Common Stock covered by such Election Statement:

      (i) all such shares shall be converted to Umpqua Common Stock ("Stock Election Shares");

      (ii) all such shares shall be converted to cash ("Cash Election Shares");

      (iii) designate the number of such shares to be converted into cash ("Cash Election Shares") and the number of such shares to be converted into Umpqua Common Stock ("Stock Election Shares"); or

      (iv) the shareholder has no preference and accordingly makes no election;

      provided, however, any shares held by a record holder holding 100 or fewer shares of L-B Bank Common Stock will be considered Cash Election Shares.

      Any record holder of Any record holder of L-B Bank Common Stock who is holding such shares for a beneficial owner, or as a nominee for one or more beneficial owners, may submit an Election Statement on behalf of any such beneficial owners.

      An Election Statement will be effective only if a properly completed and a signed copy thereof, accompanied by stock certificates for the shares of L-B Bank Common Stock which such Election Statement covers, shall have been actually received by the Exchange Agent no later than 5:00 p.m., Pacific Time, on a day selected by Umpqua at least fifteen business days following the date on which the Election Statements were mailed to L-B Bank's shareholders (such time and day being herein referred to as the "Election Deadline"). At Umpqua sole discretion, such date may be extended from time to time by notice to L-B Bank, and Election Statements received after the Election Deadline may be accepted if honoring such elections does not result in any L-B Bank shareholder not receiving the form of consideration they had elected. An Election Statement which meets the requirements of this Section 2.2.4 is hereinafter referred to as an "Effective Election Statement."

      Shares of L-B Bank Common Stock as to which a record holder makes no election pursuant to an Effective Election Statement, or as to which no Effective Election Statement is submitted, are hereinafter referred to as "No Election Shares." All No Election Shares shall be converted into either Umpqua Common Stock or cash pursuant to Section 2.3.

      Any record holder of L-B Bank Common Stock who has submitted an Effective Election Statement may, at any time until the Election Deadline, amend such Election Statement if the Exchange Agent actually receives, no later than the Election Deadline, a later-dated, properly completed and signed, amended Effective Election Statement.

      Any record holder of L-B Bank Common Stock may at any time prior to the Election Deadline revoke his or her Election Statement and withdraw certificates for shares of L-B Bank Common Stock deposited therewith by written notice actually received by the Exchange Agent no later than the Election Deadline. Any notice of withdrawal will be effective only if it is executed and specifies the record holder of the shares to be withdrawn and the serial numbers shown on the certificates representing the shares to be withdrawn. If a holder of L-B Bank Common Stock withdraws his or her Election Statement and does not submit a new Election Statement, his or her shares of L-B Bank Common Stock shall be deemed to be No Election Shares. All Election Statements shall automatically be revoked if the Merger is abandoned for any reason, whereupon the certificates for the shares of L-B Bank Common Stock to which each Election Statement relates, shall be promptly returned to the person submitting the same.

      Umpqua and L-B Bank will have the right, by mutual agreement, to make rules, not inconsistent with the terms of this Agreement, governing the form, terms and conditions of Election Statements, the validity and effectiveness of Election Statements and the manner and extent to which they are to be taken into account in making the determinations prescribed by Section 2.2, the issuance and delivery of certificates evidencing the Umpqua Common Stock and cash into which shares of L-B Bank Common Stock are converted in the Merger.

    Allocation Procedures. The allocation at the Effective Date among holders of L-B Bank Common Stock (including Perfected Dissenting Shares) of Umpqua Common Stock or cash pursuant to Section 2.2 shall be effected as follows:

      No less than 627,000 of the outstanding shares of L-B Bank Common Stock will be converted into cash with the balance converted into Umpqua Common Stock; provided, however, Umpqua reserves the right, in its sole discretion, to reduce the minimum or increase the maximum shares of L-B Bank Common Stock to be converted into cash if by so doing, all (or additional) Effective Election Statements can be honored without invoking the following allocation procedures and the tax status of the transaction is not adversely affected thereby.

      If the number of Cash Election Shares and the number of Perfected Dissenting Shares total 627,000, then allocations of Umpqua Common Stock and cash shall be made in accordance with the elections made in each Effective Election Statement, and No Election Shares shall be converted into Umpqua Common Stock unless Umpqua elects, by random selection, to convert some or all of such No Election Shares into cash so long as the maximum number of shares converted into cash does not jeopardize the tax status of the transaction.

      If the number of Cash Election Shares and the number of Perfected Dissenting Shares total more than 627,000 shares of L-B Bank Common Stock, then the allocation of cash and Umpqua Common Stock shall be made as follows:

      (i) first, all Perfected Dissenting Shares will be converted into cash;

      (ii) second, all shares of L-B Bank shareholders who own 100 shares of L-B Bank Common Stock or less will be converted into cash;

      (iii) third, all No Election Shares will be treated as Stock Election Shares, and will be converted into Umpqua Common Stock;

      (iv) fourth, all Stock Election Shares will be converted into Umpqua Common Stock;

      (v) fifth, the sum of the number of shares of L-B Bank Common Stock to be converted into cash pursuant to Section 2.3.3 (i), (ii), (iii) and (iv) above, will be subtracted from 627,000 to determine the number of remaining Cash Election Shares ("Unallocated Cash Election Shares") to be allocated, which number shall be allocated pro rata among the remaining L-B Bank shareholders who hold Cash Election Shares, each such shareholder to receive cash, at $12.75 per share, for a number of shares determined by multiplying such shareholder's Cash Election Shares times a fraction the numerator of which is the number of Unallocated Cash Election Shares calculated by this Section 2.3.3 and the denominator of which is the total of all Cash Election Shares held by the remaining L-B Bank shareholders; and

      (vi) sixth, the remaining Cash Election Shares which are not converted into cash pursuant to Section 2.3.3 (v) above shall be converted into Umpqua Common Stock.

      If less than 627,000 of the outstanding shares of L-B Bank Common Stock are Cash Election Shares or Perfected Dissenting Shares, allocation of Umpqua Common Stock and cash shall be made as follows:

      (i) first, all Perfected Dissenting Shares shall be converted into cash;

      (ii) second, all shares of L-B Bank shareholders who own 100 shares of L-B Bank Common Stock or less will be converted into cash;

      (iii) third, all Cash Election Shares shall be converted into cash;

      (iv) fourth, all No Election Shares shall be treated as Cash Election Shares and converted into cash; provided, however, if the number of L-B Bank Common Stock to be converted into cash pursuant to Section 2.3.4 (i), (ii) and (iii)and together with this Section 2.3.4 (iv) were to exceed 627,000 shares, the Exchange Agent shall select No Election Shares by random selection to come as close as possible to a total of 627,000 L-B Bank Common Stock to be converted into cash. Any No Election Shares not converted into cash after this random selection shall be deemed Stock Election Shares and converted into Umpqua Common Stock; and

      (v) fifth, the sum of shares of L-B Bank Common Stock to be converted into cash pursuant to Section 2.3.4 (i), (ii), (iii) and (iv) above will be subtracted from 627,000 to determine the number of remaining Cash Election Shares, if any, ("Unallocated Cash Election Shares") to be allocated, which number shall be allocated pro rata among the remaining L-B Bank shareholders who hold Stock Election Shares, each such shareholder to receive cash at $12.75 per share for a number of shares determined by multiplying such shareholder's Stock Election Shares times a fraction, the numerator of which is the number of Unallocated Cash Election Shares calculated by this Section 2.3.4 and the denominator of which is the total of all Stock Election Shares. The remaining portion of such Stock Election Shares not paid in cash shall be converted into Umpqua Common Stock.

      Umpqua and L-B Bank by mutual agreement may make rules as to allocation procedures not provided for above.

    Exchange Procedures.

      Prior to the Effective Date, Umpqua shall appoint ChaseMellon Shareholder Services as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Umpqua Common Stock and/or cash for L-B Bank Common Stock as required by Section 2.3. On or about the Effective Date, Umpqua will issue and deliver to the Exchange Agent certificates representing a sufficient number of shares of Umpqua Common Stock issuable in the Merger and a sufficient amount of cash payable in the Merger.

      As soon as practicable after the Election Deadline, the Exchange Agent will implement the procedures set forth in Section 2.3 and send written notice to each record holder of certificates representing shares of L-B Bank Common Stock pursuant to Section 2.3 of the results thereof.

      Upon surrender for cancellation to the Exchange Agent (either prior to the Election Deadline or otherwise duly surrendered after the Election Deadline) of one or more certificates for shares of L-B Bank Common Stock ("Old Certificates"), accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall, promptly after the Effective Date, in the case of Old Certificates surrendered prior to the Election Deadline, and as promptly as practical in the case of Old Certificates surrendered after the Election Deadline, deliver to each holder of such surrendered Old Certificates new certificates representing the appropriate number of shares of Umpqua Common Stock ("New Certificates") together with checks for payment of cash in lieu of fractional shares to be issued in respect of the Old Certificates and/or checks for the appropriate amount of cash, as applicable.

      Until Old Certificates have been surrendered and exchanged for New Certificates as herein provided, each outstanding Old Certificate shall be deemed, for all corporate purposes of Umpqua to be the shares of Umpqua Common Stock and/or the cash into which the number of shares of L-B Bank Common Stock shown thereon have been converted. No dividends or other distributions which are declared on Umpqua Common Stock into which shares of L-B Bank Common Stock have been converted after the Effective Date, will be paid to persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided. In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

      Any Umpqua Common Stock or cash delivered to the Exchange Agent (together with any interest or dividends thereon) and not issued pursuant to this Section 2.4 at the end of twelve months from the Effective Date shall be returned to Umpqua, in which event the persons entitled thereto shall look only to Umpqua for payment thereof.

      Notwithstanding anything to the contrary set forth in Section 2.4 hereof, if any holder of L-B Bank Common Stock shall be unable to surrender his or her Old Certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof a lost stock certificate affidavit and at the sole option of Umpqua or the Exchange Agent, an indemnity bond together with a surety, each in a form and substance reasonably satisfactory to Umpqua or the Exchange Agent.

      The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Umpqua Common Stock or L-B Bank Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Umpqua Common Stock for the account of the persons entitled hereto.

    Anti-Dilution Provision. If Umpqua changes or proposes to change the number of shares of Umpqua Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, or similar transaction with respect to the outstanding Umpqua Common Stock, or exchanges Umpqua Common Stock for a different number or kind of shares or securities or is involved in any transaction resulting in any of the foregoing, and the record date therefor shall be prior to the Effective Date, the Umpqua Stock Exchange Value shall be proportionately adjusted.

  Umpqua Directors

  Promptly following the Effective Time one member of the L-B Bank Board of Directors shall become a member of the Umpqua Board of Directors and is designated to serve a term to expire with the annual Umpqua shareholders meeting to be held in 2003. The director will be nominated and recommended for reelection at the discretion of the nominating committee of Umpqua's Board of Directors subject to Umpqua's then applicable nominating procedures. The identity of such person will be determined prior to the Effective Time. The final determination of the member to be appointed will be made by Umpqua with the consent of L-B Bank, which consent will not be unreasonably withheld.

  Representations and Warranties of L-B Bank

  Except as disclosed in one or more schedules to this Agreement delivered prior to execution of this Agreement, L-B Bank represents and warrants to Umpqua as follows:

    Organization, Existence, and Authority. L-B Bank is a state chartered bank, duly organized, validly existing, and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted.

    Authorized and Outstanding Stock, Options, and Other Rights. The authorized capital stock of L-B Bank consists of 10,000,000 shares of common stock, with $5.00 par value per share, of which 1,484,292 shares are outstanding, all of which are validly issued, fully paid and nonassessable except as set forth in Schedule 4.2. Other than as set forth in Schedule 4.2, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of L-B Bank, or which enable or require L-B Bank to acquire shares of its capital stock or other investment securities from any holder, are authorized, issued or outstanding. As of the date hereof, there are warrants outstanding exercisable into 83,843 shares.

    L-B Bank Reports. Since January 1, 1998, L-B Bank has timely filed with the FDIC and the Oregon Director all L-B Bank Reports required to be so filed and until the Effective Date, L-B Bank will continue to file such reports and furnish copies thereof to Umpqua within two days thereafter. Set forth in Schedule 4.3 are audited financial statements for L-B Bank as of or for the year ended, as the case may be, December 31, 2000, and unaudited financial statements for L-B Bank as of or for the years ended, as the case may be, December 31, 1998 and 1999. L-B Bank will provide to Umpqua, when available, copies of such other audited or unaudited interim statement, which statements together with those identified in the preceding two sentences are herein referred to as "L-B Bank Financial Statements." The financial information included in the L-B Bank Reports and L-B Bank Financial Statements has been and will be prepared in accordance with generally accepted accounting principles (or with respect to the Call Reports, regulatory accounting principals), consistently applied, and present fairly the financial position and results of operation of L-B Bank and its Subsidiaries, on the dates and for the periods covered thereby, except as may be noted in these statements. As of the date filed, each L-B Bank Public Report and L-B Bank Financial Statement has been and, as to those reports to be filed or provided on or after the date of this Agreement, will be accurate and complete in all material respects as of the date filed or provided, and each complies or will comply in all material respects with all requirements applicable to such filing.

    Articles of Incorporation, Bylaws, Minutes. The copies of the Articles of Incorporation, as amended, and the Bylaws of L-B Bank delivered to Umpqua are true, correct and complete copies of existing Articles of Incorporation and Bylaws of L-B Bank, as amended to date. L-B Bank is not in violation of any provision of its Articles of Incorporation or Bylaws. The minute book of L-B Bank, which has been or will be made available to Umpqua for its review, contains accurate and complete minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders.

    No Holding Company, Joint Venture, or Other Subsidiaries. Other than as set forth on Schedule 4.5, no corporation or other entity is registered or, to the knowledge of L-B Bank, is required to be registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, because of ownership or control of L-B Bank. Except as set forth on Schedule 4.5, L-B Bank does not, directly or indirectly, own or control, either by power to control the investment or power to vote, any shares of capital stock of any other corporation or entity, other than shares held in a fiduciary or custodial capacity in the ordinary course of business, and shares representing less than five percent of the outstanding shares of such corporation acquired in partial or full satisfaction of debts previously contracted. L-B Bank is not a part of any joint venture, or general or limited partnership, or a member of any unincorporated association.

    Shareholder Reports. L-B Bank has made available to Umpqua copies of all of L-B Bank's reports and other communications to stockholders since January 1, 2000, including all proxy statements and notices of shareholder meetings. Until the Effective Date, L-B Bank will furnish to Umpqua copies of all future communications within two days such materials are first sent by L-B Bank to stockholders.

    Books and Records. The books and records of L-B Bank accurately reflect in all material respects the transactions to which it is a party or by which it or its properties are bound or subject. Such books and records have been and are accurate and complete and comply in all material respects with applicable legal, regulatory and accounting requirements.

    Legal Proceedings. Except for regulatory examinations conducted in the normal course of regulation of L-B Bank, and except as disclosed in Schedule 4.8, there are no actions, suits, proceedings, claims or governmental investigations pending or, to the knowledge of L-B Bank, threatened against or affecting L-B Bank before any court, administrative officer or agency, other governmental body, or arbitrator that would, if determined adversely to L-B Bank, result individually or in the aggregate in any material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of L-B Bank or which might hinder or delay the consummation of the transactions contemplated by this Agreement.

    Compliance with Lending Laws and Regulations. Except as disclosed in Schedule 4.9 and except for such errors or oversights the financial effect of which are adequately reserved against:

    (a) The conduct by L-B Bank of its respective business and the operation of the properties or other assets owned or leased by it does not violate or infringe any domestic laws, statutes, ordinances, rules or regulations or, to the knowledge of L-B Bank, any foreign laws, statutes, ordinances, rules or regulations, the enforcement of which, individually or in the aggregate, would have a material adverse effect on L-B Bank, its business, properties or financial condition. Specifically, but without limitations, L-B Bank is in compliance in all material respects with every local, state or federal law or ordinance, and any regulation or order issued thereunder, now in effect and applicable to it governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Community Reinvestment Act, the Consumer Credit Protection Act, Truth-in-Lending Act, Regulation Z promulgated by the FRB, and the Real Estate Settlement Procedures Act of 1974. All loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of L-B Bank, as held in its portfolios or as sold with recourse into the secondary market, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms; each of them is based on a valid, binding and enforceable contract or commitment, each of which has been executed and delivered in material compliance, in form and substance, with any and all federal, state or local laws applicable to L-B Bank, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in material compliance with all applicable federal, state or local laws or regulations. All Uniform Commercial Code filings, or filings of trust deeds, or of liens or other security interest documentation that are required by any applicable federal, state or local government laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts have been entered into or assumed in material compliance with all applicable material legal or regulatory requirements.

    (b) All loan files of L-B Bank are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

    (c) All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by L-B Bank in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any security interest, or exposure to meritorious lawsuits or other proceedings against L-B Bank has been or will be suffered or incurred by L-B Bank.

    (d) L-B Bank is not in material violation of any applicable services or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage insurer which insured or guaranteed any loans owned by L-B Bank or as to which it has sold to other investors, the effect of which violation would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of L-B Bank, and with respect to such loans L-B Bank has not done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended, which would materially and adversely affect the business, assets, earnings, operation or condition (financial or otherwise) of L-B Bank.

    (e) L-B Bank has not knowingly engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

    Commitments. Schedule 4.10 is a listing of all outstanding commitments, including outstanding letters of credit, repurchase agreements and unfunded agreements to lend of L-B Bank.

    Hazardous Wastes. Except as set forth in Schedule 4.11 and to the knowledge of the directors and officers of L-B Bank, neither L-B Bank nor any other person having an interest in any property which L-B Bank owns or leases, or has owned or leased, or in which either holds any security interest, mortgage, or other liens or interest including but not limited to as beneficiary of a trust deed ("Property") has engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous Material on or from such Property. Individually or in the aggregate, there has been no: (i) presence, use, generation, handling, treatment, storage, release, threatened release, migration or disposal of Hazardous Material; (ii) condition that could result in any use, ownership or transfer restriction; or (iii) condition of nuisance on or from such Property, any of which individually or collectively would have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of L-B Bank. L-B Bank has not received any notice of, or has any reason to know of, a condition that could give rise to any private or governmental suit, claim, action, proceeding or investigation against L-B Bank, any such other person or such Property as a result of any of the foregoing events. "Hazardous Material" means any chemical, substance, material, object, condition, or waste harmful to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum or petroleum products, and all of those chemicals, substances, materials, objects, conditions, wastes or combinations of them which are now or become listed, defined or regulated in any manner by any federal, state or local law based, directly or indirectly, upon such properties or effects.

    Contingent and Other Liabilities. Schedule 4.12 is a list of contingent and other material liabilities not set forth in other schedules. Except as set forth in any schedules to this Agreement, and except for FDIC insured deposits and federal funds purchased and securities sold under agreements to repurchase arising out of transactions subsequent to the date of the latest balance sheet filed with an L-B Bank Report or any L-B Bank Financial Statement, L-B Bank has no obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) which are material or which, when combined with all other such obligations or liabilities would be material to the business, assets, earnings, operation or condition (financial or otherwise) of L-B Bank.

    No Adverse Changes. Except as set forth in Schedule 4.13, since June 30, 2001, (a) there has been no material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of L-B Bank; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by L-B Bank, nor has L-B Bank purchased or redeemed any of its shares or shares of a subsidiary or other affiliate; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to L-B Bank. As of the Effective Date, L-B Bank will not have any known obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, in excess of $20,000 individually, or $50,000 in the aggregate, other than:

    (a) Obligations and liabilities disclosed in L-B Bank Reports or L-B Bank Financial Statements as of June 30, 2001, or in the schedules provided herewith;

    (b) Obligations and liabilities incurred in, or as a result of, the normal and ordinary course of business, consistent with past practices, which do not, in the aggregate, have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of L-B Bank; and

    (c) Obligations and liabilities incurred otherwise than in or as a result of the normal and ordinary course of business consistent with past practices, provided Umpqua shall have consented thereto.

    Except as set forth in schedules hereto and to the best knowledge of L-B Bank, there is no basis for any claim against L-B Bank or any other obligation or liability of any nature, in excess of $20,000 individually or $50,000 in the aggregate.

    Regulatory Approvals Required. The nature of the business and operations of L-B Bank does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit L-B Bank to perform its obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of L-B Bank, or any material loss or disadvantage to its business, upon consummation of the Plan of Merger, except for:

    (a) Approval of the Plan of Merger by the Oregon Director and the FDIC;

    (b) Filing of the Plan of Merger with the Oregon Director;

    (c) Participation along with Umpqua in a fairness hearing before the Oregon Director relating to the Oregon Director's approval of the transactions contemplated hereby.

    Corporate and Shareholder Approval of Agreement, Binding Obligations. L-B Bank has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the transactions contemplated thereby, have been duly authorized by the Board of Directors of L-B Bank. No other corporate action on the part of L-B Bank other than shareholder approval is required to authorize this Agreement or the Plan of Merger or the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by L-B Bank and, assuming Umpqua's compliance with its representations, warranties and covenants, and assuming satisfaction of the conditions set forth in Article 9 of this Agreement, constitutes the legal, valid and binding obligation of L-B Bank enforceable against L-B Bank in accordance with its terms. L-B Bank has (or will have) all requisite corporate power to execute, deliver and perform its obligations under the Plan of Merger and the execution, delivery and performance of such Plan and the transactions contemplated thereby, have been duly authorized by the Board of Directors of L-B Bank. No other corporate action on the part of L-B Bank other than shareholder approval will be required to authorize the Plan of Merger or the consummation of the transactions contemplated thereby. The Plan of Merger, when duly executed and delivered by L-B Bank, will constitute the legal, valid and binding obligations of L-B Bank, enforceable against L-B Bank in accordance with its terms.

    No Defaults from Transaction. Subject to obtaining the governmental approvals described in Section 4.14 and the consents identified in Schedule 4.21, neither the execution, delivery and performance of this Agreement and the Plan of Merger by L-B Bank, nor the consummation of the transactions contemplated thereby will conflict with, result in any material breach or violation of, or result in any default or any acceleration of performance under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of L-B Bank, or (assuming the accuracy of Umpqua's and Umpqua Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Plan of Merger) of any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or of any material contract, agreement or instrument to which either is a party or by which either is bound, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of L-B Bank which are material to its business. Assuming the accuracy of Umpqua's and Umpqua Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Plan of Merger, the consummation of the transactions contemplated by this Agreement will not result in any material adverse change in the business, assets, earnings, operations or conditions (financial or otherwise) of L-B Bank.

    Tax Returns. L-B Bank has filed all federal, state and other income, franchise or other tax returns, required to be filed by it; each such return is complete and accurate in all material respects; and all taxes and related interest and liabilities to be paid in connection therewith have been paid or adequate reserve has been established for the timely payment thereof. L-B Bank has timely and accurately filed all currency transaction reports required by the Bank Secrecy Act, as amended, and has timely and accurately filed all required information returns and reports, including without limitation Forms 1099, and has exercised due diligence in obtaining certified taxpayer identification numbers as required by the Code and Treasury Regulations. Except as disclosed in Schedule 4.17, L-B Bank has not received notice of any federal, state or other income, franchise or other tax assessment or notice of a deficiency to date which has not been paid or for which adequate reserve has not been provided, and L-B Bank does not know of any pending or threatened audit or investigation of L-B Bank with respect to any tax liabilities. There are currently no agreements in effect with respect to L-B Bank to extend the period of limitations for assessment or collection of any tax. L-B Bank has made available to Umpqua true and correct copies of L-B Bank's federal and state tax returns for years 1998 through 2000.

    Real Property, Leased Personal Property. Schedule 4.18 is a list setting forth all real property owned by L-B Bank as present, former or future bank premises and all real property currently held as other real estate owned. Except as set forth in that schedule or except for disposition of other real estate owned in the ordinary course of business, L-B Bank will own all of such real property, presently owned, on the Effective Date. Except as may be noted on that schedule, all real property reflected in the L-B Bank Reports or L-B Bank Financial Statements as of June 30, 2001 is included in that schedule. The leases pursuant to which L-B Bank leases real and personal property, copies of which have also been delivered to Umpqua as part of Schedule 4.18, are valid and effective in accordance with their respective terms and there is not under any such lease any default nor has there occurred any event which, with the giving of notice, lapse of time, would constitute an event of default. Except as disclosed in Schedule 4.18 or arising pursuant to the leases relating thereto, the real and personal property leased by L-B Bank is free of any adverse claims. Except as noted on Schedule 4.18, all buildings and structures on the real property, the equipment located thereon, and the real and personal property leased by L-B Bank are in all material respects in good operating condition and repair and conform in all material respects to all applicable laws, ordinances and regulations. Except as disclosed in Schedule 4.18 or arising pursuant to the leases relating thereto, L-B Bank has good and marketable title to all of its real and personal property, subject to no mortgages, pledges, encumbrances, liens or charges of any kind, except liens for taxes not delinquent. L-B Bank owns or leases all property on which its continued business operations are materially dependent.

    Insurance. Except as set forth in Schedule 4.19, for each of the past six years and continuing to date, L-B Bank has insured its business and real and personal property against all risks of a character usually insured against, including but not limited to financial institution bond, directors and officers liability, property and casualty and commercial liability insurance, with customary amounts of coverage, deductibles and exclusions by reputable insurers authorized to transact insurance in the State of Oregon and such other jurisdictions where it operates or owns property, and it will maintain all existing insurance through the Effective Date. L-B Bank is in material compliance with all existing insurance policies and has not failed to give timely notice of, or present properly, any known material claim thereunder. Schedule 4.19 includes a list of all insurance policies currently in force with respect to L-B Bank's business and real and personal property.

    Trademarks. L-B Bank owns or has valid licenses to use all patents, trademarks, copyrights or trade names which they consider to be material to their business taken as a whole, and have not been charged with infringement or violation of any patent, trademark, copyright or trade name which would be likely to have a material adverse effect on their business.

    Contracts and Agreements. Schedule 4.21 is a list of all outstanding contracts, agreements, leases or understandings in which the total obligation of L-B Bank exceeds $25,000 annually or $100,000 in the aggregate, except for any contracts or agreements entered into with its customers in the ordinary course of business. Such documents include, without limitation, all agreements, contracts, leases or understandings with current officers and directors and any persons who have been an officer or director within the past three years of L-B Bank, the specific terms of which are set forth in such schedule, all of which are related to, and have been entered into in the ordinary course of L-B Bank's business. Further, except as set forth in such schedule, L-B Bank has, at June 30, 2001, fully accrued in accordance with generally accepted accounting principals, for all obligations under such commitments.

    L-B Bank is not in material default or breach, and there has not occurred any event which with notice or lapse of time would constitute a material breach or default, under any contract, agreement, instrument, lease or understanding, and, excluding any loan agreements or notices with L-B Bank customers reflected in L-B Bank's regular delinquent loan reports which have been and will be made available to Umpqua, L-B Bank does not know of any default by any other party thereto; and no contract, agreement, lease or undertaking referred to in this Section 4.21, or in such other schedules will be modified or changed prior to the Effective Date without the prior written consent of Umpqua. Except as identified on Schedule 4.21, no consent or approval by the parties thereto is required by reason of this Agreement to maintain such contracts, agreements, leases and undertakings in effect. No waiver or indulgence has been granted by any of the landlords under any such leases.

    Employee Benefits.

    (a) Each Employee Benefit Plan sponsored or maintained by L-B Bank or any affiliate of L-B Bank as determined under Section 414(b), (c), (m) or (o) of the Code ("ERISA Affiliate") is set forth in Schedule 4.22. Except as set forth in such schedule, neither L-B Bank nor any ERISA Affiliate maintains nor has sponsored any other pension, profit sharing, thrift, savings, bonus, retirement, vacation, life insurance, health insurance, severance, sickness, disability, medical or death benefit plans, whether or not subject to ERISA.

    Except as set forth on Schedule 4.22, there are no employment contracts entered into by L-B Bank and no other deferred compensation contracts, agreements, arrangements or commitments maintained or agreed to by it that provide for or could result in the payment to any L-B Bank employee or former employee of any money or other property rights or accelerate the vesting or payment of such amounts or rights to any employee as a result of the transactions contemplated herein, whether or not such payment or acceleration would constitute a parachute payment within the meaning of Code Section 280G. There are no other compensation, employment or collective bargaining agreements, stock options, stock purchase agreements, life, health, accident or other insurance, bonus, deferred or incentive compensation, change-in-control, severance or separation, profit sharing, retirement, or other employee fringe benefit policies or arrangements of any kind that could result in the payment to any employees or former employees or other persons of L-B Bank of any money or other property.

    (b) The only "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) sponsored or maintained by L-B Bank or any ERISA Affiliate, or to which L-B Bank or any ERISA Affiliate contributes ("Welfare Benefit Plan") or is required to contribute, are as set forth in Schedule 4.22. Schedule 4.22 includes the amount of liability of L-B Bank for payments more than thirty days past due with respect to such Welfare Benefit Plans as of December 31, 2000, the amount of monthly payments due and owing for each month that such plans are continued, and the amount of liability for claims if L-B Bank was to terminate such plans and the costs involved in any such termination. Each Welfare Benefit Plan, which is a group health plan (within the meaning of Section 5000(b)(1) of the Code), complies with and has been maintained and operated in accordance with each of the requirements of Section 4980B of the Code and Part 6 of the Subtitle B of Title I of ERISA. Schedule 4.22 sets forth the individuals with rights to continuation coverage under Section 4980B of the Code or Part 6 of Subtitle B of title I of ERISA or state law, including those individuals within the applicable election period.

    (c) Other than as set forth in Schedule 4.22, neither L-B Bank nor any ERISA Affiliate has maintained a pension benefit plan that is subject to title 1, subtitle B, part 3 of ERISA ("Pension Benefit Plan"). With respect to any such Pension Benefit Plan, the amount of liability for any contribution paid or owing with respect to such Pension Benefit Plan for the last or current plan year and the plan year in which the Effective Date occurs is set forth on Schedule 4.22. There are no other material liabilities that would be incurred in connection with a termination of the Plan, and the Plan is fully funded.

    (d) To the knowledge of the executive officers and directors of L-B Bank, L-B Bank and all persons having fiduciary or other responsibilities or duties with respect to any Employee Benefit Plan, are, and since inception have been, in compliance in all material respects with, and each such Employee Benefit Plan is and has been operated in accordance with, its provisions and in compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Internal Revenue Service under ERISA or the Code. Each Pension Benefit Plan and any related trust agreements or annuity contracts (or any other funding instruments) comply currently, and have complied in the past, both as to form and operation, with the provisions of ERISA and the Code (including Section 410(b) of the Code relating to coverage), where required in order to be tax-qualified under Sections 401(a) or 403(a) or other applicable provisions of the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Employee Benefit Plans have been obtained; and a favorable determination as to the qualification under the Code of each Pension Benefit Plan set forth in Schedule 4.22 and each amendment thereto has been made by the Internal Revenue Service. No Plan is a "multi-employer pension plan," as such term is defined in Section 3(37) of ERISA. To the knowledge of the executive officers and directors of L-B Bank, all contributions or other amounts payable by L-B Bank as of the Effective Date with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, and there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any of the Plans or any trusts related thereto which would, individually or in the aggregate, have or be reasonably expected to have a material adverse effect on L-B Bank.

    (e) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in material compliance with the requirements of the claims procedure of the Code and ERISA. All reports required by any government agency and disclosures to participants with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely made or filed. Each Employee Benefit Plan has been operated since inception in material compliance with the governing instruments and applicable federal or state law. In particular, but without limitation, each Welfare Benefit Plan has been administered in material compliance with federal law, including without limitation the health care continuation requirements of federal law ("COBRA"). Except as described on Schedule 4.22, no Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of L-B Bank or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) any deferred compensation benefits accrued as liabilities on the books of L-B Bank or any ERISA Affiliates or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

    (f) Neither L-B Bank nor, to its knowledge, any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA (for which no exemption exists under Section 408 of ERISA) or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or (d) of the Code or in any prohibited transactions under predecessor provisions of the Code. To the knowledge of the executive officers and directors of L-B Bank, neither L-B Bank nor any ERISA Affiliate has engaged in a transaction in connection with which L-B Bank or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

    (g) L-B Bank has not had any liability to the Pension Benefit Guaranty Corporation ("PBGC"). No material liability to the PBGC has been or will be incurred by L-B Bank or other trade or business under "common control" with L-B Bank (as determined under Section 414(c), (b), (m) or (o) of the Code) on account of any termination of an employee pension benefit plan subject to title IV of ERISA. Except as set forth in Schedule 4.22, since September 1, 1974, no filing has been made by L-B Bank (or any ERISA Affiliate) with the PBGC (and no proceeding has been commenced by the PBGC) to terminate any employee pension benefit plan subject to title IV of ERISA maintained, or wholly or partially funded by L-B Bank (or any ERISA Affiliate). Neither L-B Bank nor any ERISA Affiliate has (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (iii) ceased making contributions on or before the Effective Date to any employee pension benefit plan subject to Section 4064(a) of ERISA to which L-B Bank (or any ERISA Affiliate) made contributions during the five years prior to the Effective Date, or (iv) made a complete or partial withdrawal from a multi-employer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 or ERISA).

    (h) Complete and correct copies of the following documents have been furnished to Umpqua:

    (i) Each Employee Benefit Plan and any related trust agreements;

    (ii) The most recent summary plan descriptions of each Employee Benefit Plan subject to ERISA;

    (iii) The most recent determination letters of the Internal Revenue Service with respect to the qualified status of a Pension Benefit Plan;

    (iv) Annual Reports (on form 5500 series) required to be filed with any governmental agency for the last two years;

    (v) Financial information which identifies (a) all asserted or unasserted claims arising under any Employee Benefit Plan, (b) all claims presently outstanding against any Employee Benefit Plan, and (c) a description of any future compliance action required with respect to any Employee Benefit Plan under ERISA, or federal or state law.

    (vi) Any actuarial reports and PBGC Forms 1 for the last 2 years.

    (i) Each Welfare Benefit Plan and each Pension Benefit Plan is legally valid and binding and in full force and effect and there are no defaults thereunder.

    Employment Disputes. There is no labor strike, dispute, slowdown or stoppage pending or, to the best knowledge of L-B Bank, threatened against L-B Bank, and L-B Bank does not have any knowledge of any attempt to organize any employees of L-B Bank into a collective bargaining unit. Consummation of the Plan of Merger will not (either alone or in combination with any other act or event) result in any payment of severance pay or any other payment becoming due from L-B Bank to any of its employees except as set forth in Schedule 4.23. L-B Bank is not a party to any agreement involving payments to any person or entity based upon the profits, revenues or other financial performance of L-B Bank except as set forth on Schedule 4.23.

    Reserve for Loan Losses. L-B Bank's reserve for loan losses, as established from time to time, is adequate as determined by the standards applied to L-B Bank by the applicable bank regulatory agencies and pursuant to generally accepted accounting principles. Since June 30, 2001, L-B Bank has not and prior to the Effective Date L-B Bank will not, reverse any provision taken for loan losses.

    Repurchase Agreement. L-B Bank has valid and perfected first position security interests in all government securities subject to repurchase agreements and the market value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

    Shareholder List. The list of shareholders of L-B Bank, provided to Umpqua, is a true, correct and complete list of the names, addresses and holdings of all record holders of L-B Bank common stock as of the date of such list. Based on information made available to L-B Bank, L-B Bank shall notify Umpqua of any change in such stock ownership of over one percent (1%) through the Effective Date.

    Interests of Directors and Others. Except as disclosed in any L-B Bank Reports or the schedules hereto, no officer or director of L-B Bank has any material interest in any assets or property (whether real or personal, tangible or intangible), of or used in the business of L-B Bank other than as an owner of outstanding securities or deposit accounts of L-B Bank, or as borrowers under loans fully performing in accordance with their terms, which terms are no more favorable than those available to unaffiliated parties made at or about the same time.

    Schedules to this Agreement. The information contained in each schedule to this Agreement prepared by or on behalf of L-B Bank constitutes additional representations and warranties made by L-B Bank hereunder and is incorporated herein by reference. The copies of documents furnished as part of these schedules are true, correct and complete copies and include all amendments, supplements, and modifications thereto and all express waivers applicable thereunder.

    No Misstatements or Omissions. No representation or warranty of L-B Bank in this Agreement or in any statement, certificate or schedule furnished or to be furnished by L-B Bank pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statements of a material fact or omits or will omit to state any material fact.

  Representations and Warranties of Umpqua

  Except as disclosed in one or more schedules to this Agreement delivered prior to execution of this Agreement, Umpqua represents and warrants to L-B Bank as follows:

    Organization, Existence, and Authority. Umpqua is a corporation duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted and as proposed to be conducted. Umpqua Bank is a bank duly organized, validly existing, and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted. Each of Umpqua and Umpqua Bank is qualified to do business and is in good standing in every jurisdiction in which such qualification is required except where the failure to so qualify would not result in any material adverse effect on its business operation, financial condition or properties.

    Authorized and Outstanding Stock, Options, and Other Rights. The authorized capital stock of Umpqua consists of (i) 2,000,000 shares of undesignated preferred stock, with no par value per share, of which no shares are issued or outstanding, and (ii) 20,000,000 shares of common stock, with no par value per share, of which 14,435,412 shares are outstanding, all of which are validly issued, fully paid and nonassessable. The authorized capital stock of Umpqua Bank consists of 2,000,000 shares of undesignated preferred stock, with no par value per share, of which no shares are issued and outstanding and 20,000,000 shares of common stock with no par value per share, of which 7,664,752 shares are outstanding, all of which are validly issued, fully paid and nonassessable and all of which are held by Umpqua. Other than as set forth in the Umpqua Public Reports or Schedule 5.2, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of Umpqua, or which enable or require Umpqua to acquire shares of its capital stock or other investment securities from any holder, are authorized, issued or outstanding.

    Public Reports. Since January 1, 1998, Umpqua has timely filed with the SEC all Umpqua Public Reports required to be filed. Until the Effective Date, Umpqua will file with the SEC (and will furnish copies to L-B Bank within two days thereafter) all additional Umpqua Public Reports required to be filed from time to time, and all other reports Umpqua otherwise files with the SEC. The financial information included in the Umpqua Public Reports has been and will be prepared in accordance with generally accepted accounting principles, consistently applied and present fairly the financial position and results of operation of Umpqua and its subsidiaries on the dates and for the periods covered thereby. As of the date filed, each Umpqua Public Report has been and, as to those reports filed after the date hereof, will be, accurate and complete as of the date filed, and each complies or will comply with all requirements applicable to such filing.

    Articles of Incorporation, Bylaws, Minutes. The copies of the Articles of Incorporation, as amended, and the Bylaws of each of Umpqua and Umpqua Bank delivered to L-B Bank are true, correct and complete copies of existing Articles of Incorporation and Bylaws of Umpqua and Umpqua Bank, as the case may be, as amended to date. Neither Umpqua nor Umpqua Bank is in violation of any provision of its Articles of Incorporation or Bylaws. The minute books of Umpqua and Umpqua Bank which have been or will be made available to L-B Bank for its review contain accurate and complete minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders.

    No Adverse Changes. Except as set forth in Schedule 5.5, since June 30, 2001, (a) there has been no material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by Umpqua, nor has Umpqua purchased or redeemed any of its shares; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to Umpqua. As of the Effective Date, Umpqua will have no obligations or liabilities of any nature, whether absolute, accrued, contingent or otherwise, in excess of $250,000 individually, or $500,000 in the aggregate, other than:

    (a) Obligations and liabilities disclosed in Umpqua Public Reports as of June 30, 2001, or schedules provided herewith;

    (b) Obligations and liabilities incurred in, or as a result of, the normal and ordinary course of business, consistent with past practices, which do not, in the aggregate, have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of Umpqua; and

    (c) Obligations and liabilities incurred otherwise than in or as a result of the normal and ordinary course of business consistent with past practices, provided L-B Bank shall have consented thereto.

    To the best knowledge of Umpqua, there is no basis for any claim against Umpqua or any other obligation or liability of any nature, in excess of $250,000 individually or $500,000 in the aggregate.

    Shareholder Reports. Umpqua has delivered to L-B Bank copies of all of Umpqua's reports and other communications to stockholders since January 1, 2000, including all proxy statements and notices of shareholder meetings, to the extent such reports and communications have not been filed with any Umpqua Public Reports. Until the Effective Date, Umpqua will furnish to L-B Bank copies of all future communications within two days such materials are first sent by Umpqua to such shareholders.

    Regulatory Approvals Required. The nature of the business and operations of Umpqua does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit Umpqua to perform its obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of Umpqua, or any material loss or disadvantage to its business, upon consummation of the Plan of Merger, except for:

    (a) Approval of the Plan of Merger by the Oregon Director and the FDIC;

    (b) Filing of the Plan of Merger with the Oregon Director;

    (c) Registration with the Oregon Director of the Umpqua Common Stock to be issued to the L-B Bank shareholders and a finding that the transaction is fair, just and equitable and free from fraud in accordance with ORS 59.095;

    (d) Registration with, the issuance of permits from, or the perfection of exemptions from registration from applicable state blue sky administrators of the Umpqua Common Stock to be issued to the L-B Bank shareholders; and

    (e) Approval by the Nasdaq Stock Market of the listing application relating to the Umpqua Common Stock to be issued in connection herewith.

    Corporate and Shareholder Approval of Agreement, Binding Obligations. Umpqua and Umpqua Bank each has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, and the transactions contemplated thereby, have been duly authorized by the Board of Directors of each of Umpqua and Umpqua Bank. No other corporate action on the part of Umpqua or Umpqua Bank other than shareholder approval by Umpqua Bank is required to authorize this Agreement or the Plan of Merger or the consummation of the transactions contemplated thereby. This Agreement has been duly executed and delivered by Umpqua and Umpqua Bank and, assuming compliance by L-B Bank with its representations, warranties and covenants herein, and assuming satisfaction of the conditions set forth in Article 8, this Agreement constitutes the legal, valid and binding obligation of each of them enforceable in accordance with its terms. The Plan of Merger, when duly executed and delivered by Umpqua Bank will constitute the legal, valid and binding obligations of Umpqua Bank enforceable in accordance with their terms.

    No Defaults from Transaction. Subject to obtaining the governmental approvals described in Section 5.7, neither the execution, delivery and performance of this Agreement and the Plan of Merger by Umpqua Bank, nor the consummation of the transactions contemplated thereby will conflict with, result in any breach or violation of, or result in any default or any acceleration of performance under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of either Umpqua or Umpqua Bank, or (assuming the accuracy of L-B Bank representations and warranties, compliance with its covenants, and the performance of its obligations under this Agreement and the Plan of Merger of any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or of any contract, agreement or instrument to which either is a party or by which either is bound, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of Umpqua or its Subsidiaries which are material to the business of Umpqua or Umpqua Bank. Assuming the accuracy of Umpqua's and Umpqua Bank's representations and warranties, compliance with their covenants, and the performance of their obligations under this Agreement and the Plan of Merger, the consummation of the transactions contemplated by this Agreement will not result in any material adverse change in the business, assets, earnings, operations or conditions (financial or otherwise) of Umpqua or Umpqua Bank.

    Schedules to this Agreement. The information contained in each schedule to this Agreement prepared by or on behalf of Umpqua constitutes additional representations and warranties made by Umpqua hereunder and is incorporated herein by reference. The copies of documents furnished as part of these schedules are true, correct and complete copies and include all amendments, supplements, and modifications thereto and all express waivers applicable thereunder.

    No Misstatements or Omissions. No representation or warranty of Umpqua or Umpqua Bank in this Agreement or in any statement, certificate or schedule furnished or to be furnished by Umpqua pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will contain any untrue statements of a material fact or omits or will omit to state any material fact.

  Covenants of L-B Bank

    Certain Actions. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, L-B Bank covenants to Umpqua that, without first obtaining the written approval of Umpqua:

(a) It shall not amend its Articles of Incorporation or Bylaws;

(b) It shall not declare or pay any dividend, redeem, repurchase or otherwise acquire or agree to acquire any of L-B Bank's stock; or make or commit to make any other distribution to L-B Bank's stockholders;

(c) It shall not, except under options and convertible securities identified in Schedule 4.2, issue, sell, or deliver; agree to issue, sell or deliver; or grant or agree to grant any shares of any class of the stock of L-B Bank; any securities convertible into any of such shares; or any options, warrants, or other rights to purchase such shares;

(d) It shall not, except in the ordinary course of business (including under its Federal Home Loan Bank line of credit), borrow or agree to borrow any funds or voluntarily incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any commitment, obligation or liability (absolute or contingent); or cancel or agree to cancel any debts or claims;

(e) It shall not, except in the ordinary course of business, lease, sell or transfer; agree to lease, sell or transfer; or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights; make or permit any amendment or termination of any contract, agreement, instrument or other right to which it is a party and which is material to its business, assets, earnings, operation or condition (financial or otherwise); or mortgage, pledge or subject to a lien or any other encumbrance any of its assets, tangible or intangible;

(f) It shall not violate, or commit a breach of or default under any contract, agreement or instrument to which it is a party or to which any of its assets may be subject and which is material to its business, assets, earnings, operation or condition (financial or otherwise); or knowingly violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirements of any governmental body or court, relating to its assets or business;

(g) Other than with respect to agreements in effect on the date of this Agreement, it shall not increase or agree to increase the compensation payable to any officer, director, employee or agent, except for merit increases to non-management personnel (including branch managers) in the ordinary course of business consistent with past practices; enter into any contract of employment (i) for a period greater than 30 days or (ii) providing for severance payments upon termination of employment or upon the occurrence of any other event including but not limited to the consummation of the Merger; or enter into or make any material change in any Employee Benefit Plan except as required by law; provided that this Section 6.1(g) shall not preclude (x) the payment in January 2002 of bonuses earned by L-B Bank employees during fiscal year 2001 and prior to the Effective Date under existing bonus plans and (xx) the payment of retention bonuses, not to exceed $100,000 in the aggregate with the consent of Umpqua which consent will not be unreasonably withheld;

(h) It shall not, except in the ordinary course of business through foreclosure or transfer in lieu thereof in the collection of loans to customers, acquire control of or any other ownership interest in any other corporation, association, joint venture, partnership, business trust or other business entity; acquire control or ownership of all or a substantial portion of the assets of any of the foregoing; merge, consolidate or otherwise combine with any other corporation; or enter into any agreement providing for any of the foregoing except in connection with the enforcement of bona fide security interests;

(i) It shall not acquire an ownership or leasehold interest in any real property whether by foreclosure, deed in lieu of foreclosure or otherwise without making an environmental evaluation that, in its opinion, is reasonably appropriate;

(j) It shall not make any payment in excess of $25,000 in settlement of any pending or threatened legal proceeding involving a claim against L-B Bank;

(k) It shall not engage in any activity or transaction (i) which is other than in the ordinary course of business including the sale of any properties, securities, servicing rights, loans or other assets except as specifically contemplated hereby, (ii) which would be reasonably expected to have a material adverse effect on the business, assets, earnings, operation or condition (financial or otherwise) of L-B Bank or (iii) would result in the breach of any representation or warranty hereunder or the failure of a condition of closing hereunder within the control of L-B Bank;

(l) It shall not acquire, open or close any office or branch;

(m) It shall not do any act which causes it not to remain in material compliance with the regulations, permits and orders issued by regulatory authorities having jurisdiction over its business operations;

(n) It shall not make or commit to make any capital expenditures, capital additions or capital improvements involving an amount in excess of $40,000; provided, however, written consent shall not be required if prior consultation with Umpqua has taken place;

(o) It shall not make, renew, commit to make, or materially modify any loan over $300,000 or a series of loans or commitments over $300,000 to any person or group of related persons without furnishing to Umpqua, within three (3) business days after approval, a copy of the report provided to the L-B Bank's loan committee; and

      It shall not enter into or modify any agreement or arrangement (except for renewals of previously disclosed indebtedness) which alone or together with all similar arrangements exceeds $50,000, with any director or officer of L-B Bank, any person who, to the knowledge of L-B Bank, owns more than five percent (5%) of the outstanding capital stock of L-B Bank, or any business or entity in which such director, officer or beneficial owner has an ownership interest in excess of ten percent (10%) without furnishing a copy of the report provided to L-B Bank's loan committee to Umpqua within three (3) business days after approval.

      Since June 30, 2001, it has not and will not sell any investment securities at a gain except as necessary to provide liquidity or in accordance with past practices, without the prior consent of Umpqua which consent will not be unreasonably withheld.

    No Solicitation. Between the date hereof and the Effective Date, neither L-B Bank nor any of its officers, directors or other agents shall directly or indirectly initiate contact with any person or entity in an effort to solicit any Alternative Acquisition Transaction. Between the date hereof and the Effective Date, L-B Bank shall not authorize or knowingly permit any officer, director or any other person representing or retained by L-B Bank to directly furnish or cause to be furnished any non-published information concerning its business, properties, or assets to any person or entity in connection with any possible Alternative Acquisition Transaction other than to the extent specifically authorized by its Board of Directors in the good faith exercise of its fiduciary duties based upon the advice of Graham & Dunn PC. L-B Bank shall promptly orally notify Umpqua followed by written notice, of any Alternative Acquisition Transaction, whether oral or written, communicated by any Person to L-B Bank, or any indication from any Person that such a Person is considering making any Alternative Acquisition Transaction. Each L-B Bank director further agrees to use his or her best efforts to obtain the approval of the Agreement and the Plan of Merger by L-B Bank shareholders and to vote his or her L-B Bank Common Stock and any shares over which he or she has voting control in favor of the Agreement and the Plan of Merger. Neither L-B Bank nor any of its directors or officers shall be required by this section to violate the duties imposed by law on L-B Bank's directors or officers to L-B Bank's shareholders.

    Filing Reports and Returns, Payment of Taxes. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, L-B Bank shall duly and timely file (by the due date or any duly granted extension thereof), all reports and returns required to be filed with federal, state, local, foreign and other regulatory authorities, including, without limitation, reports required to be filed with the FDIC or Oregon Director and all required federal, state and local tax returns. Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, L-B Bank will promptly pay all taxes and assessments indicated by tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which are required by law to be so withheld or collected.

    Preservation of Business. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, L-B Bank shall use its commercially reasonable efforts (i) to preserve intact its business organization; (ii) to preserve its relationships and goodwill with its customers, employees and others having business dealings with it; and (iii) to keep available the services of its present officers, agents and employees. L-B Bank will not institute any novel, unusual or material change in its methods of management, lending policies, personnel policies, accounting, marketing, investments or operations.

    Best Efforts. L-B Bank will use its commercially reasonable efforts to obtain and to assist Umpqua in obtaining all necessary approvals, consents and orders, including but not limited to approval of the FDIC and the Oregon Director, to the transactions contemplated by this Agreement and the Plan of Merger, and to obtain the approval of the shareholders of L-B Bank to Agreement and the Plan of Merger. Further, L-B Bank will use its commercially reasonable efforts to cause the Directors of L-B Bank to execute this Agreement in their individual capacities as provided for at the end of this Agreement and to cause the directors of L-B Bank to execute the Plan of Merger in their individual capacities as provided for at the end of the Plan of Merger.

    Continuing Accuracy of Representations and Warranties. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, L-B Bank will not take nor knowingly permit any action which would cause or constitute a breach of any of the representations or warranties of L-B Bank contained in this Agreement or which would cause any such representations or warranties, if made on and as the date of such event or the Effective Date, to be untrue or inaccurate in any material respect (other than an event so affecting a representation or warranty which is permitted hereby or is expressly limited to a state of facts existing at a time prior to the occurrence of such event). Promptly upon becoming aware of the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, L-B Bank will give detailed written notice thereof to Umpqua and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

    Updating Schedules. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, L-B Bank will, no later than fifteen (15) days prior to the anticipated Effective Date hereof, revise and supplement the schedules hereto prepared by or on behalf of L-B Bank to ensure that such schedules remain accurate and complete. Notwithstanding anything to the contrary contained herein, supplementation of such schedules following the execution of this Agreement shall not be deemed a modification of L-B Bank's representations or warranties contained herein.

    Rights of Access. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, L-B Bank agrees to permit Umpqua, and its employees, agents and representatives full access to the premises of L-B Bank on reasonable notice and to all books, files and records of L-B Bank, including but not limited to loan files, litigation files and federal and state examination reports, and to furnish to Umpqua such financial and operating data and other information with respect to the business and assets of L-B Bank as Umpqua shall reasonably request.

    Proxy Statement. L-B Bank shall provide to Umpqua such information and assistance as may be reasonably necessary to permit Umpqua to file with the Oregon Director a registration statement covering the issuance of the Umpqua Shares and to prepare a proxy statement to solicit proxies from the shareholders of Umpqua and L-B Bank for a shareholder meeting at which shareholders will be asked to consider and vote on this Agreement and the Plan of Merger, and the transactions contemplated hereby and thereby (in its combined, definitive form, the "Proxy Statement"). When delivered to shareholders of L-B Bank, to the knowledge of the directors and officers of L-B Bank, the Proxy Statement will fairly describe the transaction with respect to the business, financial condition and operations of L-B Bank, and will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in or omission from the Proxy Statement that are not descriptive of or otherwise attributable to L-B Bank. L-B Bank will promptly advise Umpqua in writing if at any time prior to the Effective Date L-B Bank shall obtain knowledge of any facts that would, in the opinion of L-B Bank or its counsel, make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements therein not misleading or to comply with applicable law.

    Delivery of Reports. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, L-B Bank will deliver to Umpqua promptly upon preparation copies of:

    (a) Approved minutes of meetings of L-B Bank's shareholders, Board of Directors, and management or director committees; and

    (b) L-B Bank's loan committee reports and reports of loan delinquencies, foreclosures and other adverse developments regarding loans; and of developments regarding other real estate owned or other assets acquired through foreclosure or action in lieu thereof.

    Payment of Obligations. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, L-B Bank will promptly pay, upon receipt of billings, all accounts payable, including professional fees for legal, financial and accounting services, and will maintain its assets in accordance with good business practices.

    Shareholder Meeting. L-B Bank shall promptly call a meeting of its shareholders to consider and approve this Agreement, the Plan of Merger, and the transactions contemplated hereby and thereby. L-B Bank shall deliver to its shareholders notice of the meeting, together with the Proxy Statement, in accordance with applicable Oregon law. Provided that the representations and warranties of Umpqua contained herein continue to be accurate, the Board of Directors of L-B Bank will recommend to the shareholders approval of this Agreement, the Plan of Merger and the transactions contemplated hereby unless, upon advice of counsel, its fiduciary duties otherwise require, and each of L-B Bank's directors hereby and thereby agrees to vote all L-B Bank shares held or controlled by him or her for the approval of all such matters.

    Approval of Plan of Merger. Promptly following execution of this Agreement, L-B Bank shall promptly call or cause to be called a meeting of L-B Bank's shareholders to vote upon the Plan of Merger.

    Title Reports. Prior to the Effective Date, L-B Bank will provide Umpqua with either copies of title reports or a preliminary title report with respect to all material real property held as other real estate or used or held for future use in its business.

    Loan Loss Reserve. Prior to the Effective Date, L-B Bank's consolidated loan loss reserve will comply with the representation of Section 4.24 and not be less than 1.3% of the total lease and loan receivables.

    Agreements and Plans. L-B Bank agrees to take, or use its commercially reasonable efforts to effect, the actions set forth in Schedule 6.16 within the time lines set forth in such schedule.

    Other Actions. L-B Bank covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals for, and to otherwise take such other necessary and appropriate actions to consummate the transactions contemplated by this Agreement and the Plan of Merger.

  Covenants of Umpqua

    Certain Actions. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua covenants, for itself and on behalf of its subsidiaries, that, without first obtaining the written approval of L-B Bank:

    (a) It shall not declare or pay any dividend (except its regular quarterly dividends of $0.04 per share), or make or commit to make any other distribution to Umpqua's stockholders; and

    (b) It shall not do any act which causes it not to remain in material compliance with the regulations, permits and orders issued by regulatory authorities having jurisdiction over its business operations; and

    (c) It shall not violate, or commit a breach of or default under any contract, agreement or instrument to which it is a party or to which any of its assets may be subject and which is material to its business, assets, earnings, operation or condition (financial or otherwise); or knowingly violate any applicable law, regulation, ordinance, order, injunction or decree or any other requirements of any governmental body or court, relating to its assets or business.

    Filing Reports and Returns, Payment of Taxes. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua shall duly and timely (by the due date or any duly granted extension thereof) file all reports and returns required to be filed with federal, state, local, foreign and other regulatory authorities, including, without limitation, reports required to be filed with the SEC, FRB, FDIC and the Oregon Director and all required federal, state and local tax returns. Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, Umpqua will promptly pay all taxes and assessments indicated by tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which are required by law to be so withheld or collected.

    Preservation of Business. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua shall use its best efforts to preserve intact its business organization; to preserve its relationships and goodwill with its customers, employees and others having business dealings with it; and to keep available the services of its present officers, agents and employees. Umpqua will not institute any novel, unusual or material change in its methods of management, lending policies, personnel policies, accounting, marketing, investments or operations.

    Best Efforts. Umpqua will use its commercially reasonable efforts to obtain and to assist L-B Bank in obtaining, all necessary approvals, consents and orders, including but not limited to approvals of the FRB, FDIC and the Oregon Director, to the transactions contemplated by this Agreement and the Plan of Merger, and to obtain the approval of the shareholders of Umpqua to the Agreement and the Plan of Merger, and the issuance of the Umpqua Common Stock pursuant to the Merger.

    Continuing Accuracy of Representations and Warranties. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua will not take any action which would cause or constitute a breach of any of the representations or warranties of Umpqua contained in this Agreement, or which would cause any such representations or warranties, if made on and as the date of such event or the Effective Date, to be untrue or inaccurate in any material respect (other than an event so affecting a representation or warranty which is permitted hereby or is expressly limited to a state of facts existing at a time prior to the occurrence of such event). Promptly upon becoming aware of the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, Umpqua will give detailed written notice thereof to L-B Bank and will use its best efforts to prevent or promptly remedy such breach or inaccuracy.

    Updating Schedules. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua will, no later than fifteen (15) days prior to the anticipated Effective Date, revise and supplement the schedules hereto prepared by or on behalf of Umpqua to ensure that such schedules remain accurate and complete. Notwithstanding anything to the contrary contained herein, supplementation of such schedules following the execution of this Agreement shall not be deemed a modification of Umpqua's representations or warranties contained herein.

    Rights of Access. During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua agrees to permit L-B Bank and its employees, agents and representatives full access to the premises of Umpqua on reasonable notice and to all books, files and records of Umpqua, including but not limited to loan files, litigation files and federal and state examination reports, and to furnish to L-B Bank such financial and operating data and other information with respect to the business and assets of Umpqua as L-B Bank shall reasonably request.

    Proxy Statement. Umpqua shall prepare the Proxy Statement. When delivered to shareholders, the Proxy Statement will fairly describe the transaction with respect to the business, financial condition and operations of Umpqua and will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except those statements in or omission from the Proxy Statement that are not descriptive of or otherwise attributable to Umpqua. Umpqua will promptly advise L-B Bank in writing if at any time prior to the Effective Date Umpqua shall obtain knowledge of any facts that would, in the opinion of Umpqua or its counsel, make it necessary or appropriate to amend or supplement the Proxy Statement in order to make the statements therein not misleading or to comply with applicable law.

    Securities Registration; Fairness Hearing. Promptly following execution of this Agreement, Umpqua will take all necessary and appropriate steps to register under Oregon securities laws the shares of Umpqua Common Stock to be issued to L-B Bank shareholders under the Plan of Merger. Umpqua shall, in connection with the application for registration of the shares, request a hearing pursuant to ORS 59.095 on the fairness of the transactions contemplated by this Agreement and the Plan of Merger.

    Listing of Securities. Umpqua shall, promptly following the execution of this Agreement, file with the Nasdaq Stock Market, Inc., a listing application covering the Umpqua Shares and shall continue to take such steps as may be necessary to cause the Umpqua Shares to be listed on the Nasdaq National Market System on or before the Effective Date.

    Other Actions. Umpqua covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals to and to otherwise accomplish this Agreement and the Plan of Merger.

    Appointment to Umpqua Board of Directors. Effective with the filing of the Plan of Merger, the Umpqua Board of Directors shall by resolution, and the accordance with Umpqua Bylaws, increase the number of directors consisting such board, and shall appoint the L-B Bank Director selected pursuant to Section 3 to fill the vacancy created by such action.

    Employee Matters. Promptly after the Effective Date, Umpqua shall ensure that L-B Bank employees are permitted to participate in the employee benefit programs then made available to Umpqua employees with credit for service with L-B Bank deemed service with Umpqua for eligibility and vesting purposes, and that such employees shall receive benefits for 2001 prorated to reflect the portion of that year such employees were actually employed by Umpqua or Umpqua Bank, as the case may be. For purposes of participation in Umpqua bonus plans, profit sharing plans and arrangements, and similar benefits, L-B Bank employees shall receive credit for length of service and (except as may otherwise be provided in employment contracts) shall be entitled to participate in bonus compensation plans and awards beginning on the Effective Date, it being expressly recognized that previous L-B Bank employees continuing in the employ of Umpqua or Umpqua Bank at December 31, 2001 are to be paid in January 2002 their accrued bonus compensation under L-B Bank's bonus plans, profit sharing plans and arrangements, and similar programs through the Effective Date, in accordance with the terms thereof, and further recognized that for purposes of calculating the benefits due thereunder L-B Bank's financial performance for the 2001 fiscal year shall be determined without respect to any restructuring charge or any increase in the provision for loan and lease losses accrued by L-B Bank in excess of that required by this Agreement.

    IFN Transaction. Umpqua shall promptly inform L-B Bank of any material developments in the IFN Transaction and shall make appropriate disclosures of such developments in communications with L-B Bank shareholders, the FDIC, the FRB, the SEC and the Oregon Director.

    Indemnification and Insurance.

  (a) Umpqua agrees that from and after the Effective Date until 6 years following the Effective Date, Umpqua will indemnify and hold harmless each present and former director and officer of L-B Bank, determined as of the Effective Date (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Date, whether asserted or claimed prior to, at or after the Effective Date, to the extent provided in the articles of incorporation or bylaws of L-B Bank in effect on the date of this Agreement to indemnify such person (and Umpqua will also advance expenses as incurred to the extent required under applicable law; provided, that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

  (b) To the extent that paragraph (a) will not serve to indemnify and hold harmless an Indemnified Party, for a period of six years after the Effective Time, Umpqua agrees that it will, subject to the terms set forth herein, indemnify and hold harmless, to the fullest extent permitted under applicable law (and Umpqua will also advance expenses as incurred to the fullest extent permitted under applicable law, provided, that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each Indemnified Party against any Costs incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the transactions contemplated by this Agreement. In the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until final disposition of any and all such claims.

  (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) or (b), upon learning of any such claim, action, suit, proceeding or investigation, will promptly notify Umpqua, but the failure to so notify will not relieve Umpqua of any liability it may have to such Indemnified Party if such failure does not materially prejudice Umpqua. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Date), Umpqua will have the right to assume the defense thereof and Umpqua will not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Umpqua elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Umpqua and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Umpqua will pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received. If such indemnity is not available with respect to any Indemnified Party, then Umpqua and the Indemnified Party will contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

  Conditions to Obligations of Umpqua

  The obligations of Umpqua under this Agreement and the Plan of Merger to consummate the Merger shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by Umpqua in writing and not required by law):

    Shareholders Approvals. Approval of this Agreement and the Plan of Merger by the shareholders of L-B Bank.

    No Litigation. Absence of any suit, action, or proceeding (made or threatened) against Umpqua, L-B Bank, or any of their directors or officers, seeking to challenge, restrain, enjoin, or otherwise affect this Agreement or the Plan of Merger or the transactions contemplated thereby; seeking to restrict the rights of the parties or the operation of the business of L-B Bank or Umpqua after consummation of the Merger; or seeking to subject the parties to this Agreement or the Plan of Merger or any of their officers or directors to any liability, fine, forfeiture or penalty on the grounds that the parties hereto or their directors or officers have violated or will violate their fiduciary duties to their respective shareholders or will violate any applicable law or regulation in connection with the transactions contemplated by this Agreement and the Plan of Merger.

    No Banking Moratorium. Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

    Regulatory Approvals. Procurement of all consents, orders and approvals required by law, and the satisfaction of all other necessary or appropriate legal requirements, including but not limited to approvals by FRB, FDIC and the Oregon Director of the transactions contemplated by the Agreement and the Plan of Merger, without any conditions which Umpqua determines to be materially disadvantageous or burdensome, and the expiration of all regulatory waiting periods.

    Compliance with Securities Laws. Receipt of an order of registration from the Oregon Director relating to the shares of Umpqua Common Stock to be issued under the Plan of Merger, and receipt of such other registration and qualification orders as may be necessary under applicable laws and regulations.

    Other Consents. Receipt of all other consents and approvals necessary for consummation of the transactions contemplated by this Agreement and the Plan of Merger.

    Corporate Documents. Receipt by Umpqua of:

    (a) Current good standing certificate for L-B Bank issued by the appropriate governmental officer as of a date immediately prior to the Effective Date; and

    (b) A copy, certified by the Secretary of L-B Bank, of resolutions adopted by the Board of Directors and shareholders of L-B Bank approving this Agreement and the Plan of Merger.

    Continuing Accuracy of Representations and Warranties. Except as expressly contemplated hereby, the representations and warranties of L-B Bank being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date; provided that, in the case of Section 4.13, the discovery of a claim against L-B Bank or any other obligation or liability of L-B Bank, not previously known, of less than $20,000 individually or $50,000 in the aggregate shall not be deemed a breach of L-B Bank's representation and warranties hereunder.

    Compliance with Covenants and Conditions. Compliance by L-B Bank with all agreements, covenants and conditions on its part required by this Agreement to be performed or complied with prior to or at the Effective Date.

    No Adverse Changes. Between June 30, 2001 and the Effective Date, the absence of any material adverse change in the business, assets, liabilities, income, or conditions, financial or otherwise, of L-B Bank, except changes contemplated by this Agreement and such changes as may have been previously approved in writing by Umpqua.

    Certificate. Receipt by Umpqua of a Certificate of the Chief Executive Officer and the Controller of L-B Bank, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 8.1, 8.2, 8.4, 8.6, 8.8, 8.9 and 8.10 hereof, that the average deposits of L-B Bank for the month preceding the Effective Date are at least 95% of the average deposits of L-B Bank for the month of June 2001, that there has been no net reduction in regulatory capital of L-B Bank, taken as a whole, since June 30, 2001 (excluding the affect of the action taken by L-B Bank as required by Schedule 6.16), and such other matters with respect to the fulfillment by L-B Bank of any of the conditions of this Agreement as Umpqua may reasonably request.

    L-B Bank Fairness Opinion. L-B Bank will have received from D.A. Davidson an opinion, dated as of the date the Board of Directors of L-B Bank shall have approved this Agreement and updated immediately before each mails the Proxy Statement to its shareholders, to the effect that the terms of the Merger are fair to its shareholders from a financial point of view. Umpqua will provide D.A. Davidson such information as it may reasonably request in order to render its opinions.

    Umpqua Fairness Opinion. Umpqua will have received from Columbia Financial Advisors an opinion, updated immediately before it mails the Proxy Statement to its shareholders, to the effect that the terms of the Merger are fair to its shareholders from a financial point of view. L-B Bank will provide Columbia Financial Advisors such information as it may reasonably request in order to render its opinions.

    Employment Contracts. The President of L-B Bank shall have entered into an employment letter agreement in the form previously discussed by the parties.

    Affiliate Letters. Umpqua shall have received from the affiliates of L-B Bank the letter agreements provided for in Section 12.17 hereof.

    Director Commitments. Each of the L-B Bank directors shall have executed this Agreement in their individual capacities as provided at the end of this Agreement.

  Conditions to Obligations of L-B Bank

  The obligations of L-B Bank under this Agreement and the Plan of Merger to consummate the Merger, shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by L-B Bank in writing and not required by law):

    Shareholder Approval. Approval of this Agreement and the Plan of Merger by the shareholders of L-B Bank.

    No Litigation. Absence of any suit, action, or proceeding (made or threatened) against Umpqua, Umpqua Bank, L-B Bank, any of L-B Bank or their directors or officers, seeking to challenge, restrain, enjoin, or otherwise affect this Agreement or the Plan of Merger or the transactions contemplated thereby; or seeking to subject any of them or their officers or directors to any liability, fine, forfeiture or penalty on the grounds that such parties have violated or will violate their fiduciary duties to their respective shareholders or will violate any applicable law or regulation in connection with the transactions contemplated by this Agreement and the Plan of Merger.

    No Banking Moratorium. Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

    Regulatory Approvals. Procurement of all consents, orders and approvals required by law, and the satisfaction of all other necessary or appropriate legal requirements, including but not limited to approvals by FRB, FDIC and the Oregon Director of the transactions contemplated by the Agreement and the Plan of Merger, without any conditions which L-B Bank determines to be materially disadvantageous or burdensome, and the expiration of all regulatory waiting periods.

    Other Consents. Receipt of all other consents and approvals necessary for consummation of the transactions contemplated by this Agreement and the Plan of Merger.

    Corporate Documents. Receipt by L-B Bank of:

    (a) A certificate of existence for Umpqua and a good standing certificate for Umpqua Bank, issued by the appropriate governmental officer dated as of a date immediately prior to the Effective Date;

    (b) A copy, certified by each Secretary of Umpqua and Umpqua Bank, of the resolutions adopted by the Board of Directors of each approving this Agreement and the Plan of Merger.

    Continuing Accuracy with Representations and Warranties. Except as contemplated hereby, the representations and warranties of Umpqua being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date; provided that, in the case of Section 5.5, the discovery of a claim against Umpqua or any other obligation or liability of Umpqua, not previously known, of less than $500,000 individually or $1,000,000 in the aggregate shall not be deemed a breach of Umpqua's representation and warranties hereunder.

    Compliance with Covenants and Conditions. Umpqua having complied with all agreements, covenants and conditions on their part required by this Agreement to be performed or complied with prior to or at the Effective Date.

    No Adverse Changes. Between June 30, 2001 and the Effective Date, the absence of any material adverse change in the business, assets, liabilities, income or condition, financial or otherwise, of Umpqua and its Subsidiaries taken as a whole, except changes contemplated by this Agreement and such changes that may have been previously approved in writing by L-B Bank.

    Certificates. Receipt by L-B Bank of a Certificate of the President and Chief Financial Officer of Umpqua, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 9.1, 9.2, 9.4, 9.5, 9.8, 9.9, and 9.10 hereof and such other matters with respect to the fulfillment by Umpqua of any of the conditions of this Agreement as L-B Bank may reasonably request.

    L-B Bank Fairness Opinion. L-B Bank will have received from D.A. Davidson an opinion, dated as of or prior to the date the Board of Directors shall have approved this Agreement and the Plan of Merger and updated or confirmed as of a date immediately before each mails the Proxy Statement to its shareholders, to the effect that the terms of the Merger is fair, from a financial point of view, to its shareholders. Umpqua will provide D.A. Davidson such information as it may reasonably request in order to render its opinions.

    Opinion of Counsel. Receipt by L-B Bank of a favorable opinion of Foster Pepper & Shefelman LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to L-B Bank and its counsel to the effect that:

  (a) The Umpqua Common Stock to be issued in accordance with the Plan of Merger, when delivered in exchange (or in partial exchange) for the shares of L-B Bank Common Stock, will be authorized, validly issued, fully paid and nonassessable;

  (b) The Umpqua Common Stock to be issued to the L-B Bank shareholders has been registered under Oregon securities laws, and is exempt from registration under the Securities Act and to the best of Foster Pepper & Shefelman LLP's knowledge, no stop order suspending the effectiveness of the Oregon registration or the issuance of the shares in any jurisdiction has been issued and no proceeding for the purpose has been initiated or pending or are contemplated under the Act or any other securities laws. The issuance of Umpqua Common Stock has been registered or qualified or is exempt from registration or qualification except when such failure would not (i) be material to Umpqua, or (ii) pose a material risk of material liability to any person who was, immediately prior to the Effective Date, an officer, director, employee or agent of L-B Bank. The Umpqua Common Stock to be issued to the L-B Bank shareholders has been listed for trading on the Nasdaq National Market System, and is not "restricted securities" as that term is defined in Rule 144 (a) (3) under the Act (other than that Umpqua Common Stock issued to persons to whom Rule 145 applies); and

  (c) On the basis of facts, representations and assumptions set forth in such opinion, which shall be consistent with the state of facts existing at the Effective Date, the Merger constitutes a "reorganization" within the means of Section 368(a) of the Code and that, accordingly, (i) no gain or loss will be recognized by L-B Bank, Umpqua Bank or Umpqua as a result thereof and (ii) no gain or loss will be recognized by a shareholder of L-B Bank who receives Umpqua Common Stock in exchange for shares of L-B Bank Common Stock, except with respect to cash received in exchange for L-B Bank Common Stock or cash received in lieu of fractional share interests. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of L-B Bank, Umpqua Bank, Umpqua and others.

  Closing

  The transactions contemplated by this Agreement and the Plan of Merger will close in the office of Foster Pepper & Shefelman LLP at such time and on such date within seven (7) days following the satisfaction of all conditions to closing set forth in Sections 8 and 9 (not waived or to be satisfied by delivery of documents or opinions or a state of facts to exist at closing), as set by notice from Umpqua to L-B Bank, or at such other time and place as the parties may agree.

  Termination

    Procedure for Termination. This Agreement may be terminated before the Effective Date:

    (a) By the mutual consent of the Boards of Directors of Umpqua and L-B Bank acknowledged in writing;

    (b) By Umpqua or L-B Bank acting through their Boards of Directors upon written notice to the other party, if (i) at the time of such notice the Merger shall not have become effective by April 30, 2002 (or such later date as shall have been agreed to in writing by Umpqua and L-B Bank acting through their respective Boards of Directors) or (ii) shareholders of L-B Bank shall not have approved the Agreement, the Plan of Merger and the transactions contemplated thereby prior to April 30, 2002;

    (c) By Umpqua, acting through its Board of Directors upon written notice to L-B Bank, if there has been a material misrepresentation or material breach on the part of L-B Bank in its representations, warranties or covenants set forth herein or if there has been any material failure on the part of L-B Bank to comply with its obligations hereunder which misrepresentation, breach or failure is not cured within thirty (30) days notice to L-B Bank of such misrepresentation, breach or failure; or by L-B Bank, acting through its Board of Directors upon written notice to Umpqua, if there has been a material misrepresentation or material breach by Umpqua in its representations, warranties or covenants set forth herein or if there has been a material failure on the part of Umpqua to comply with its obligations hereunder which misrepresentation, breach or failure is not cured within thirty (30) days notice to Umpqua of such misrepresentation, breach or failure;

    (d) By L-B Bank upon advice of Graham & Dunn P.C. that the fiduciary duties of the L-B Bank directors so require.

    (e) By L-B Bank at any time during the five-business-day period preceding the Effective Date, if the Weighted Average Sales Price is less than $11.50 per share and Umpqua elected to fix the Umpqua Stock Exchange Value at $13.50 per share.

    Effect of Termination.

      In the event this Agreement is terminated pursuant to Section 11.1(a), it shall become wholly void and of no further force and effect and there shall be no liability on the part of any party or their respective Boards of Directors as a result of such termination or abandonment.

      If the Agreement is terminated by L-B Bank or Umpqua pursuant to Section 11.1(b)(ii), by Umpqua pursuant to Section 11.1(c) or by L-B Bank pursuant to Section 11.1(d) or (e), then L-B Bank agrees to pay to Umpqua its reasonable expenses incurred in entering into and attempting to consummate the transaction up to a maximum $500,000. In lieu of the foregoing, if, prior to December 31, 2002, L-B Bank enters into an Alternative Acquisition Transaction and (a) an Alternative Acquisition Transaction had been proposed prior to the date of the L-B Bank shareholder meeting or (b) at the time of such shareholder meeting L-B Bank or its Directors fail to materially comply with the covenants set forth in Section 6, and in either event if at the time of L-B Bank's shareholder meeting there was no material failure by Umpqua to meet the conditions set forth in Section 9, then L-B Bank will, within thirty (30) days after Umpqua's request, pay Umpqua $1,000,000. The payment called for in the foregoing sentence shall not be paid or payable if Umpqua elects to exercise all or any portion of that certain Stock Option Agreement dated contemporaneously herewith, the form of which is attached hereto as Exhibit B. In the event Umpqua elects to receive the payment set forth in this Section 11.2.2, this Section shall be the sole remedy in favor of Umpqua for termination of this Agreement pursuant to the sections named in the preceding sentence, and Umpqua specifically waives the protections of any equitable remedies that otherwise might be available to Umpqua.

      If the Agreement is terminated by Umpqua or L-B Bank pursuant to Section 11.1(b)(i) and the L-B Bank shareholders have approved the Merger, or by L-B Bank pursuant to Section 11.1(c), then Umpqua agrees to pay to L-B Bank its reasonable expenses incurred in entering into and attempting to consummate the transaction up to a maximum of $500,000. This Section 11.2.3 shall be the sole remedy in favor of L-B Bank for termination of this Agreement pursuant to the sections named in the preceding sentence, and L-B Bank specifically waives the protections of any equitable remedies that otherwise might be available to L-B Bank.

    Documents from L-B Bank. In the event of termination of this Agreement, Umpqua will promptly deliver to L-B Bank all originals and copies of documents and work papers obtained by Umpqua from L-B Bank, whether so obtained before or after the execution hereof, and will not use any information so obtained, and will not disclose or divulge such information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law or regulation or judicial or regulatory process; and provided further that Umpqua shall not be obligated to treat as confidential any such information which is publicly available or readily ascertainable from public sources, or which was known to Umpqua at the time that such information was disclosed to it by L-B Bank or which is rightfully received by Umpqua from a third party. The obligations arising under this Section 11.3 shall survive any termination or abandonment of this Agreement.

    Documents from Umpqua. In the event of termination of this Agreement, L-B Bank will promptly deliver to Umpqua all originals and copies of documents and work papers obtained by L-B Bank from Umpqua, whether so obtained before or after the execution hereof, and will not use, disclose or divulge any information so obtained; provided, however, that any disclosure of such information may be made to the extent required by applicable law, regulation or judicial or regulatory process; and provided further, L-B Bank shall not be obligated to treat as confidential any information which is publicly available or readily ascertainable from public sources, or which was known to L-B Bank at the time that such information was disclosed to it by Umpqua or which is rightfully received by L-B Bank from a third party. The obligations arising under this Section 11.4 shall survive any termination or abandonment of this Agreement.

  Miscellaneous Provisions

    Amendment or Modification. Prior to the Effective Date, this Agreement and the Plan of Merger may be amended or modified, either before or after approval by the shareholders of L-B Bank and Umpqua, only by an agreement in writing executed by the parties hereto upon approval of their respective boards of directors; provided, however, that no such amendment or modification shall increase the amount or modify the form of consideration to be received by the L-B Bank shareholders pursuant to the Plan of Merger without the approval of the Umpqua shareholders, or decrease the amount or modify the form of consideration to be received by the L-B Bank shareholders pursuant to the Plan of Merger without the approval of such shareholders.

    Public Statements. No party to this Agreement shall issue any press release or other public statement concerning the transactions contemplated by this Agreement without first providing the other parties hereto with a written copy of the text of such release or statement and obtaining the consent of the other parties to such release or statement, which consent will not be unreasonably withheld. The consent provided for in this section shall not be required if the delay would preclude the timely issuance of a press release or public statement required by law or any applicable regulations. The provisions of this section shall not be construed as limiting the parties from communications consistent with the purposes of this Agreement, including but not limited to seeking regulatory and shareholder approvals necessary to complete the transactions contemplated by this Agreement and the Plan of Merger.

    Confidentiality. Each party shall use the non-public information that it obtains from the other parties to this Agreement solely for the effectuation of the transactions contemplated by this Agreement and the Plan of Merger or for other purposes consistent with the intent of this Agreement and shall not use any such information for other purposes, including but not limited to the competitive detriment of the other parties. Each party shall maintain strictly confidential all non-public information it receives from the other parties and shall, upon termination of this Agreement prior to the Effective Date, return such information in accordance with Sections 11.3 and 11.4 hereof. The provisions of this section shall not prohibit the use of information consistent with the provisions of those sections or prohibit disclosure of information to the parties respective counsel, accountants, tax advisors, and consultants, provided that those persons also agree to maintain such information confidential in accordance with this section and Sections 11.3 and 11.4 hereof.

    Waivers and Extensions. Each of the parties hereto may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other parties hereto or waive compliance by the other parties hereto of any of the covenants or conditions contained herein or in the Plan of Merger, other than those required by law. No such waiver or extension of time shall constitute a waiver of any subsequent or other performance or compliance. No such waiver shall require the approval of the shareholders of any party.

    Expenses. Each of the parties hereto shall pay their respective expenses in connection with this Agreement and the Plan of Merger and the transactions contemplated thereby, except as otherwise may be specifically provided.

    Financial Advisors. Each party is solely responsible for the payment of their own financial advisor fees.

    Binding Effect, No Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties.

    Representations and Warranties. The respective representations and warranties of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties, and except for claims based upon fraud of the parties or their representatives, shall not survive the closing hereof.

    Remedies. Except for claims based upon fraud of the parties or their representatives, the only remedy available to any party hereunder is for amounts payable pursuant to Section 11.2.

    No Benefit to Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity, other than the parties hereto, any right or remedy under or by reason hereof.

    Notices. Any notice, demand or other communication permitted or desired to be given hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if personally delivered or mailed by registered or certified mail, return receipt requested, or sent via confirmed facsimile to the respective parties at their addresses or facsimile numbers set forth below:

    If to Umpqua:

    Umpqua Holdings Corporation
    200 Market Street, Suite 1900
    Portland, Oregon 97201
    Attn: Raymond P. Davis, President
    Fax: (503) 546-2498

    Copies of Notices to Umpqua to:

    Kenneth E. Roberts, Esq.
    Foster Pepper & Shefelman LLP
    One Main Place, 15th Floor
    101 SW Main Street
    Portland, OR 97204-3223
    Fax: (800) 601-9234

    If to L-B Bank:

    Linn-Benton Bank
    333 SW Ellsworth Street
    PO Box 809
    Albany, Oregon 97321
    Attn: R.B. "Rod" Tibbatts, President & CEO
    Fax: (541) 967-4216

    Copies of Notices to L-B to:

    Stephen M. Klein, Esq.
    Graham & Dunn PC
    1420 5th Avenue, 33rd Floor
    Seattle, WA 98101-4087
    Fax: (206) 340-9599

    Any party from time to time may change such address or facsimile number by so notifying the other parties hereto of such change, which address or number shall thereupon become effective for purposes of this section.

    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

    Entire Agreement. This Agreement, including all of the schedules and exhibits hereto and other documents or agreements referred to herein constitute the entire agreement between the parties with respect to the Merger and other transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such matters.

    Headings. The article and section headings in this Agreement are for the convenience of the parties and shall not affect the interpretation of this Agreement.

    Counterparts. At the convenience of the parties, this Agreement may be executed in counterparts, and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute but one Agreement.

    Non-Competition Agreement. Except as may be consented to in writing by Umpqua, each member of the Board of Directors of L-B Bank signing at the end of this Agreement agrees that he or she will not, for a period of two years following his or her service on the Board of Directors of L-B Bank be associated in any way with any financial institution other than Umpqua (or any of its affiliates) with branches in Linn or Benton Counties, Oregon, whether directly or indirectly, alone or as a member of a partnership, or as an officer, director, stockholder or employee. Ownership of less than one percent of the stock of a publicly held corporation shall not be deemed to be prohibited by this provision, nor shall ownership of any number of shares of stock in Umpqua.

    Restrictions On Transfer. Umpqua will not deliver any Umpqua Common Stock to any shareholder who, in the opinion of counsel for Umpqua, is or may be an "affiliate" (as defined in Rule 144 promulgated by the SEC pursuant to the Securities Act) of L-B Bank except upon receipt by Umpqua of a letter or other written commitment from that shareholder to comply with Rule 145 as promulgated by the SEC, in a form reasonably acceptable to its counsel.

The certificates representing shares to be issued to "affiliates" of L-B Bank will bear the following legend until such time as Umpqua shall have received an opinion of counsel satisfactory to Umpqua to the effect that the shares may be transferred without restriction and that the legend is no longer needed, or until such time as Umpqua shall reasonably have reached the same determination:

"The shares represented by this certificate (i) were issued pursuant to a business combination and (ii) may be sold only in accordance with the provisions of Rule 145 under the Securities Act of 1933, as amended (the "Act"), or pursuant to an effective registration statement under the Act or an exemption therefrom."

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IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by a majority of their respective Boards of Directors, have each caused this Agreement to be executed by its duly authorized officers.

UMPQUA HOLDINGS CORPORATION LINN-BENTON BANK
By:		By:
	Chief Executive Officer		Chief Executive Officer
By:		By:
	Secretary		Secretary

UMPQUA BANK

By:

President

By:

Secretary

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The undersigned members of the Board of Directors of L-B Bank execute this Agreement for the limited purposes of Sections 6.2, 6.5, 6.12, 12.16, and 12.17 hereof.